EMPLOYEE  BONUS COMPENSATION RESTRICTION AGREEMENT

Dated as of April 25, 2011

Florida Gaming Centers, Inc. (“Centers”) and William Bennett Collett, Jr. (“Collett”) have entered into that certain Employment Agreement dated as of April 25, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Employment Agreement”).  Centers and Florida Gaming Corporation (“Holdings”) have received loans or extensions of credit, or have guaranteed loans or extensions of credit (together with all principal, interest, costs, fees, expenses and other amounts owing under or in connection therewith, including, without limitation, any interest accruing after maturity or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to Centers or Holdings, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding, or any debtor-in-possession financing offered by the below-defined Senior Agent or Lenders, the “Senior Debt”), pursuant to the Credit Agreement, dated as of April 25, 2011, by and among Centers, as borrower, Holdings, the financial institutions from time to time party thereto as Lenders (the “Lenders”), and ABC Funding, LLC, as Administrative Agent (the “Senior Agent”) (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”, and together with the agreements, documents and instruments delivered in connection therewith, as each may be amended, restated, supplemented or otherwise modified from time to time, the “Senior Debt Documents”).  Each capitalized term used herein and not defined herein shall have the meaning ascribed thereto in the Credit Agreement.

In order to induce the Senior Agent and the Lenders to extend credit pursuant to the Senior Debt Documents, Collett and the Senior Agent hereby agree as follows:

1.           As long as no Event of Default or Default has occurred and is continuing under (and as defined in) the Credit Agreement, and if no Event of Default or Default would result from the making of any such payments, Centers may pay and Collett may accept the employee bonus compensation  award fee (as set forth more fully in paragraph 4(b) of the Employment Agreement) (the “Bonus Compensation”).  Upon the occurrence of an Event of Default or a Default, or if an Event of Default or Default would result therefrom, Centers shall not pay and Collett shall not accept or receive any of the Bonus Compensation without the Senior Agent’s prior written consent.  Upon the occurrence of an Event of Default or a Default, any Bonus Compensation that has been previously awarded but remains unpaid (the “Outstanding Bonus Compensation”) shall extinguish and all obligations (including, without limitation, all payment and performance obligations) with regards to the Outstanding Bonus Compensation will be cancelled and no longer remain outstanding or enforceable by Collett as of the date of an Event of Default or a Default.  The Senior Agent’s notification to Centers of the occurrence of an Event of Default or Default shall constitute notice to Collett of the occurrence of an Event of Default or Default.  Neither Collett nor Centers shall amend or modify the Employment Agreement in any manner without the prior written consent of the Senior Agent.

2.           Any payments on the Bonus Compensation received by Collett, other than as expressly permitted in Section 1 above, shall be held in trust for the Senior Agent, and Collett will forthwith turn over any such payments in the form received, properly endorsed, to the Senior Agent to be applied to the Senior Debt as determined by the Senior Agent.  No payment that would result in an Event of Default or Default or that is made after the occurrence of an Event of Default or Default shall be deemed to be permitted hereby.

3.           At no time will Collett commence any action or proceeding against Centers, Holdings or any affiliate thereof to recover all or any part of the Bonus Compensation not paid when due and shall not join with any creditor, in bringing any proceeding against Centers or Holdings or any affiliate thereof under any liquidation, conservatorship, bankruptcy,  reorganization, rearrangement, or other insolvency law now or hereafter existing, and shall not exercise or enforce any other right or remedy against Centers or Holdings or any affiliate thereof (including obtaining any judgment against Centers or Holdings or any affiliate thereof) unless and until the Senior Debt shall be Paid in Full.    The term “Paid in Full” means the indefeasible payment in full in cash of all Senior Debt and the irrevocable termination of all commitments to lend or otherwise extend credit under the Senior Debt Documents.

4.           The Senior Agent may, as attorney-in-fact for Collett, take such action on behalf of Collett, and Collett hereby appoints the Senior Agent as attorney-in-fact for Collett to demand, sue for, collect, and receive any and all such money, dividends or other assets and give acquittance therefore and to file any claim, proof of claim or other instrument of similar character and to take such other proceedings in the Senior Agent’s name or in the name of Collett, as the Senior Agent may deem necessary or advisable for the enforcement of this Employee  Bonus Compensation Restriction Agreement (as hereafter amended, restated, supplemented or replaced from time to time, this “Employee  Bonus Compensation Restriction Agreement”).  Collett will execute and deliver to the Senior Agent such other and further powers of attorney or other instruments as either reasonably may request in order to accomplish the foregoing.

5.           The Senior Agent and the Lenders may at any time and from time to time, without the consent of or notice to Collett, without incurring responsibility to Collett and without impairing or releasing any of the Senior Agent’s rights, or any of the obligations of Collett hereunder:

(a)           Change the amount, manner, place or terms of payment or change or extend the time of payment of or renew or alter the Senior Debt, or any part thereof, or amend, supplement or replace the Credit Agreement and/or any notes executed in connection therewith in any manner or enter into or amend, supplement or replace in any manner any other agreement relating to the Senior Debt;

(b)           Sell, exchange, release or otherwise deal with all or any part of any property at any time pledged or mortgaged by any party to secure or securing the Senior Debt or any part thereof;

(c)           Release anyone liable in any manner for the payment or collection of the Senior Debt;

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(d)           Exercise or refrain from exercising any rights against Centers, Holdings or any affiliate thereof; and

(e)           Apply sums paid by any party to the Senior Debt in any order or manner as determined by the Senior Agent.

6.           No payment of the Bonus Compensation shall be permitted at any time this Employee  Bonus Compensation Restriction Agreement is not in full force and effect and binding against Collett and its successors and assigns.

7.           This Employee  Bonus Compensation Restriction Agreement contains the entire agreement between the parties regarding the subject matter hereof and may be amended, supplemented or modified only by written instrument executed by the Senior Agent, Centers, Holdings and Collett.

8.           Collett represents and warrants that neither the execution or delivery of this Employee  Bonus Compensation Restriction Agreement nor fulfillment of nor compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions, or provisions of or constitute a default under any agreement or instrument to which Collett or any of Collett’s assets is now subject.

9.           Any notice of acceptance of this Employee Bonus Compensation Restriction Agreement is hereby waived.

10.           The Senior Agent and/or any Lender may assign any or all of their rights, duties and obligations hereunder without the consent of Centers, Holdings, Collett, or any other party hereto.

11.           This Employee  Bonus Compensation Restriction Agreement shall be binding upon Collett, and Collett’s successors, representatives and assigns.

12.           Except as provided in Section 1 above, Holdings and Centers, by its acknowledgment hereof, agree that neither Holdings nor Centers will make any payment on any of the Management Fees or the Bonus Compensation or take any other action in contravention of the provisions of this Employee  Bonus Compensation Restriction Agreement.

13.           GOVERNING LAW.  THIS EMPLOYEE  BONUS COMPENSATION RESTRICTION AGREEMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS EMPLOYEE  BONUS COMPENSATION RESTRICTION AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS, AND SHALL BE CONSTRUED WITHOUT THE AID OF ANY CANON, CUSTOM OR RULE OF LAW REQUIRING CONSTRUCTION AGAINST THE DRAFTSMAN.

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14.           CONSENT TO JURISDICTION.  EACH OF COLLETT, CENTERS, HOLDINGS AND THE SENIOR AGENT HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF, AND VENUE IN, ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF NEW YORK IN ANY AND ALL ACTIONS AND PROCEEDINGS WHETHER ARISING HEREUNDER OR UNDER ANY OTHER AGREEMENT OR UNDERTAKING.  EACH OF HOLDINGS, CENTERS AND COLLETT WAIVES ANY OBJECTION TO IMPROPER VENUE AND FORUM NON-CONVENIENS TO PROCEEDINGS IN ANY SUCH COURT OR COURTS AND ALL RIGHTS TO TRANSFER FOR ANY REASON.  EACH OF COLLETT, CENTERS AND HOLDINGS IRREVOCABLY AGREES TO SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED TO THE ADDRESS OF THE APPROPRIATE PARTY SET FORTH HEREIN.

15.           WAIVER OF JURY TRIAL.  EACH OF COLLETT, CENTERS, HOLDINGS AND THE SENIOR AGENT HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST THE SENIOR AGENT WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

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Dated as of the date first written above.

COLLETT:	William Bennett Collett, Jr.

	By:	/s/ William B. Collett, Jr.
	Name:	William B. Collett, Jr.
	Title:	CEO

Address for Notices:

Florida Gaming Centers, Inc. 3500 NW 37th Avenue Miami FL 33142 Facsimile (305) 634-1712 Attention: President

Intending to be legally bound, Holdings and Centers agree to and acknowledge the terms of this Employee  Bonus Compensation Restriction Agreement as of the date first above written, with the understanding that this Employee  Bonus Compensation Restriction Agreement conveys no rights or remedies to Holdings or Centers and shall not permit Holdings or Centers to act in contravention with the terms of the Senior Debt Documents:

CENTERS:	FLORIDA GAMING CENTERS, INC., a Florida corporation

	By:	/s/ William B. Collett, Jr.
	Name:	William B. Collett, Jr.
	Title:	CEO

Address for notices to Centers: Florida Gaming Centers, Inc. 3500 NW 37th Avenue Miami FL 33142 Facsimile (305) 634-1712 Attention: President

HOLDINGS:	FLORIDA GAMING CORPORATION, a Delaware corporation

	By:	/s/ William B. Collett, Jr.
	Name:	William B. Collett, Jr.
	Title:	CEO

Address for notices to Holdings: Florida Gaming Corporation 3500 NW 37th Avenue Miami FL 33142 Facsimile (305) 634-1712 Attention: President

Agreed to and Acknowledged:

SENIOR AGENT:	ABC FUNDING, LLC, a Delaware limited liability company

	By:	/s/ Thomas Roberts
	Name:	Thomas Roberts
	Title:	Managing Director

Address for notices to the Senior Agent: ABC Funding, LLC 222 Berkeley Street, 18th floor Boston, MA 02116 Attention of James Freeland and Adam Britt (Facsimile: (617) 598-4902)

Signature Page to Employee Bonus Compensation Restriction Agreement